EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADA-ES ANNOUNCES GAINS IN REVENUE AND NET INCOME FOR THE FOURTH QUARTER AND
YEAR

Littleton, CO - March 9, 2006 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the fourth quarter and year ended December 31, 2005. See attached tables.

Fourth Quarter Financial Highlights - versus fiscal 2004 fourth quarter
*  Total revenues rose 44% to $3.3 million.
*  Operating income was up 90% to $240,000.
* Net income more than doubled to $213,000 or $0.04 per diluted share from $97,000 or $0.02 per diluted share in the same period last year. Earnings per diluted share for the fourth quarter of 2005 were calculated on 17% more shares outstanding than in the fourth quarter of 2004 due to the successful completion of a 789,089-share private equity placement in October 2005.

2005 Financial Highlights - versus fiscal 2004
*  Total revenues were up 31% to $11.0 million.
*  Operating income grew 70% to $651,000.
* Net income increased 97% to 663,000 or $0.13 per diluted share from $336,000 or $0.08 per diluted share in 2004. Earnings per diluted share for 2005 were calculated on 23% more shares outstanding than in 2004 due to the aforementioned private equity placement.

Dr. Mike Durham, President of ADA-ES, stated, "2005 was a year of continued growth and development for ADA-ES. We surpassed our goal of 20% revenue growth for the year due to strong performance in our fastest-growing segment. Our mercury emission control sales grew 48%, stemming from: 1) commercial sales of activated carbon injection (ACI) systems and related testing services, 2) mercury measurement services and demonstrations, and 3) field activities in Department of Energy-supported programs. I am also pleased to report strong operating leverage for the fourth quarter and year; operating income grew at more than twice the rate of revenues during both periods."

Dr. Durham continued, "During 2005, the commercial market for controls for mercury emissions from coal fired plants began in earnest, and ADA-ES signed its first three commercial contracts of this nature. We expect this market to grow significantly in 2006. In this regard, last week we announced contracts for three more commercial systems. Under our current commercial contracts, we are supplying a total of six ACI systems, valued at approximately $1 million each, which are expected to be installed at various power plants in the U.S. and become operational during 2006 and 2007. The timing on each program is different, but we expect that some sites will begin injecting activated carbon by the end of the 2006 third quarter. ADA-ES provides activated carbon sorbent, in partnership with NORIT Americas, as a key component to reducing mercury emissions. The commissions we would receive from such sorbent sales are expected to provide an important continuous revenue stream for the Company and serve as a solid foundation for continued growth in future years.
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"Additionally, the U.S. Department of Energy's National Energy Technology
Laboratory (DOE/NETL) recently selected ADA-ES to perform new full-scale field tests of mercury control technology at two coal-fired power plants. We expect to recognize $7.5 million in revenues from these projects over the next two to three years."

Dr. Durham concluded, "We continue to leverage our expertise, strategic relationships, and position in the emerging commercial mercury control market to further the Company's growth. With our recent capital infusion, we have the financial flexibility to capitalize on exciting opportunities in this market. Given our current contracts, as well as the commercial bid requests we are receiving, we expect overall revenue growth of approximately 35% in 2006, and continue to be very optimistic about ADA-ES' long-term outlook."

Based on ADA-ES' current compensation structure, the Company believes that Financial Accounting Standard (FAS) 123R, which relates to expensing stock options, will not have a significant impact on expected 2006 operating results.

Conference Call
Management will conduct a conference call on Thursday, March 9, 2006 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call (conference ID # 6083571). The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release and the referenced conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which provide a "safe harbor" for such statements in certain circumstances. These statements include the Company's expectations regarding future revenues or other financial measures, anticipated projects and new contracts, anticipated growth in the market and similar items. Such statements involve significant uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing economic conditions and market demand for ADA-ES' products and services, changes in technology, failure to satisfy performance guarantees, federal funding, laws or regulations, results of demonstrations of the Company's and other licensed technologies, operational difficulties, availability of skilled personnel, and other factors discussed in the Company's filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.                          -or-      Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President        The Equity Group Inc.
Mark H. McKinnies, Sr. VP & CFO                 www.theequitygroup.com
(303) 734-1727                                Lauren Till, (212) 836-9610
www.adaes.com                                   LTill@equityny.com



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ADA-ES, Inc. News Release                                              Page 3
March 9, 2006


                             ADA-ES, Inc. and Subsidiary
                  Condensed Consolidated Statements of Operations
                                     (unaudited)
                      (amounts in thousands, except per share)

                                         4th Quarter ended     Year Ended
                                             December 31,      December 31,
                                          2005       2004     2005     2004
REVENUES:                                ------    -------   ------   ------
     Mercury emission control            $2,771    $ 1,366   $8,784   $5,940
     Flue gas conditioning                  400        842    1,917    2,122
     Combustion aids and other               96         54      327      355
                                          -----      -----    -----    -----
        Total revenues                    3,267      2,262   11,028    8,417

COST OF SERVICES                          2,057      1,351    6,741    5,020
                                          -----      -----    -----    -----
GROSS MARGIN                              1,210        911    4,287    3,397

COST AND EXPENSES:
    General and administrative              629        608    2,502    2,046
    Research & development                  307        150      977      815
    Depreciation and amortization            34         27      157      153
                                          -----      -----    -----    -----
             Total expenses                 970        785    3,636    3,009
                                          -----      -----    -----    -----
OPERATING INCOME                            240        126      651      383

OTHER INCOME (EXPENSE):
    Interest income (expense                182         (3)     312      (34)
    Other, net                              (35)        36       36       49
                                          -----      -----    -----    -----
     Total other income (expense)           147         33      348       15
                                          -----      -----    -----    -----
INCOME BEFORE TAX                           387        159      999      398
PROVISION FOR TAX EXPENSE                  (174)       (62)    (336)     (62)
                                          -----       ----     ----     ----
NET INCOME                               $  213      $  97    $ 663    $ 336

OTHER COMPREHENSIVE INCOME (LOSS),
  net of tax                                 25         34       (1)      34
                                          -----      -----    -----    -----
COMPREHENSIVE INCOME                     $  238     $  131   $  662   $  370
                                         ======     ======   ======   ======
NET INCOME PER COMMON SHARE- Basic
 And Diluted                             $  .04     $  .02   $  .13   $  .08
                                         ======     ======   ======   ======
WEIGHTED AVERAGE BASIC COMMON SHARES
 OUTSTANDING                              5,411      4,781    4,966    4,126
                                         ======     ======   ======   ======
WEIGHTED AVERAGE DILUTED COMMON SHARES
 OUTSTANDING                              5,666      4,863    5,137    4,193
                                         ======     ======   ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for December 31, 2005.



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ADA-ES, Inc. News Release                                          Page 4
March 9, 2006


                    ADA-ES, Inc. and Subsidiary
              Condensed Consolidated Balance Sheets
                           (unaudited)
                     (amounts in thousands)

          ASSETS
                                                       12/31/05   12/31/04
CURRENT ASSETS:
  Cash, and cash equivalents                           $ 14,026  $ 2,108
  Trade receivables, net of allowance for doubtful
   accounts                                               3,014    1,198
  Investment in securities                                2,515      713
  Prepaid expenses, inventory and other                     283      248
                                                          -----    -----
      Total current assets                               19,838    4,267

PROPERTY AND EQUIPMENT, at cost                           1,663    1,345
    Less accumulated depreciation and amortization       (1,013)    (896)
                                                          -----    -----
          Net property and equipment                        650      449

GOODWILL, net of amortization                             2,024    2,024
INTANGIBLE ASSETS, net of amortization                      156      146
INVESTMENT IN SECURITIES and other assets                 6,048    6,194
                                                         ------    -----
TOTAL ASSETS                                            $28,716  $13,080
                                                         ======   ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable                                       $ 1,706  $   433
  Accrued expenses                                          654      403
  Deferred revenues                                         460      202
                                                          -----    -----
      Total current liabilities                           2,820    1,038
                                                          -----    -----
LONG-TERM LIABILITIES:
  Deferred compensation and other liabilities                40       32
                                                          -----    -----
      Total long-term liabilities                            40       32
                                                          -----    -----
STOCKHOLDERS' EQUITY:
  Preferred stock                                            -        -
  Common stock no par value                              26,318   13,134
  Accumulated comprehensive income                           33       34
  Accumulated deficit                                      (495)  (1,158)
                                                         ------   ------
      Total stockholders' equity                         25,856   12,010
                                                         ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $28,716  $13,080
                                                         ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for December 31, 2005.

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